EXHIBIT 16



LETTER FROM STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS




                           STONEFIELD JOSEPHSON, INC.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               IRVINE, CALIFORNIA




                                                                 April 21, 2004

Securities and Exchange Commission
Washington, DC  20549

Re:  IR Biosciences Holdings, Inc.
File  No. 033-05384

Dear Sir or Madam:

     We have read Item 4 of the Form 8-K of IR Biosciences Holdings, Inc. dated April 21, 2004 and agree with the statements relating only to Stonefield Josephson, Inc., Certified Public Accountants, contained therein.

                                     /s/STONEFIELD JOSEPHSON, INC.
                                     ------------------------------
                                        STONEFIELD JOSEPHSON, INC.
                                        CERTIFIED PUBLIC ACCOUNTANT